UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2008

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the stockholders of Career Education Corporation (“CEC”) approved the Career Education Corporation 2008 Incentive Plan (the “2008 Plan”). The Compensation Committee of the Board of Directors also approved forms of award agreements under the 2008 Plan.

The 2008 Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of CEC depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in CEC’s growth and performance, CEC intends to motivate employees, consultants and directors to achieve its long-term goals and to more closely align such persons’ interests with those of CEC’s other stockholders. The 2008 Plan is also designed to enable CEC to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance units, annual incentive awards, and substitute awards. Any shares of CEC Common Stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of CEC Common Stock that are subject to any other awards will be counted as 1.67 shares for each share granted for purposes of the aggregate share limit.

The 2008 Plan will be administered by the Compensation Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2008 Plan; make rules and regulations relating to the administration of the 2008 Plan; select participants; and establish the terms and conditions of awards.

Any employee of CEC or any of its subsidiaries, including any officer of CEC, selected by the Compensation Committee is eligible to receive awards under the 2008 Plan. Directors and consultants of CEC are also eligible to receive awards (other than certain stock options and performance awards) under the 2008 Plan. The selection of participants and the nature and size of awards will be wholly within the discretion of the Compensation Committee. Unless previously forfeited or otherwise provided for in an award agreement, all awards under the 2008 Plan will vest on a change in control of CEC.

The 2008 Plan will remain in effect until May 13, 2018, unless sooner terminated by the Board of Directors. Termination will not affect awards then outstanding.

The foregoing description of the 2008 Plan is qualified in its entirety by reference to the provisions of the 2008 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Career Education Corporation 2008 Incentive Compensation Plan

10.2	Form of Non-Qualified Stock Option Grant Agreement

10.3	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President
and Chief Financial Officer

Dated: May 14, 2008

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Career Education Corporation 2008 Incentive Compensation Plan

10.2	Form of Non-Qualified Stock Option Grant Agreement

10.3	Form of Restricted Stock Agreement